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                                                                    EXHIBIT 1(A)
                               PLACEMENT AGREEMENT


                                                                   June 11, 1997


Morgan Stanley & Co.
     Incorporated
Citicorp Securities, Inc.
Credit Suisse First Boston
McDonald & Company Securities, Inc.
c/o Morgan Stanley & Co.
     Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

                  The Cleveland Electric Illuminating Company, an Ohio corporation ("Cleveland Electric"), and The Toledo Edison Company, an Ohio corporation ("Toledo Edison," and each of Cleveland Electric and Toledo Edison, a "Company" and collectively, the "Companies), propose jointly and severally to issue and sell to the purchasers named in Schedule I hereto (the "Purchasers") $220,000,000 principal amount of 7.19% Series A Secured Notes Due 2000, $350,000,000 principal amount of 7.67% Series A Secured Notes Due 2004, and $150,000,000 principal amount of 7.13% Series A Secured Notes Due 2007 (those three tranches of Notes collectively, the "Notes"), to be issued pursuant to an Indenture to be dated as of June 13, 1997 and a First Supplemental Indenture to be dated June 13, 1997 (that Indenture, as supplemented by that First Supplemental Indenture, the "Indenture") between the Company and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee").

                  The Notes will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom. You have advised the Companies and agree that you will make an offering of the Notes purchased by you hereunder in accordance with
Section 6 hereof on the terms set forth in the Preliminary Memorandum and the Final Memorandum (each as defined below), as soon as practicable after the date hereof as in your judgment is advisable. The Companies hereby confirm that they have authorized the use of the Preliminary Memorandum and the Offering Memorandum in connection with that offering of the Notes by you. Purchasers of the Notes (including subsequent transferees) will have the registration rights set forth in the Registration Agreement of even date


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herewith (the "Registration Agreement"), among the Companies and the Purchasers.
Pursuant to the Registration Agreement, the Companies have agreed to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") under the Securities Act pursuant to which the Companies will offer to exchange the Notes of each tranche for an issue under the Indenture of secured notes of the Companies (the
"Exchange Notes") with terms identical to the Notes of that tranche (except that the Exchange Notes will not contain terms with respect to transfer restrictions).

                  In connection with the sale of the Notes, the Companies have prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering, a description of the Companies and any material developments relating to either Company occurring after the date of the most recent financial statements included therein.


                   1. REPRESENTATIONS AND WARRANTIES. The Companies jointly and severally represent and warrant to, and agree with, you that as of the date hereof:

                  (a) The Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Purchasers to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section l(a) do not apply to statements or omissions in either Memorandum based upon information relating to any Purchaser furnished to the Companies in writing by that Purchaser through you expressly for use therein.

                  (b) Each Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Ohio, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on that Company and its Subsidiaries (as defined below), taken as a whole.

                  (c) Each Subsidiary of each Company (i) other than those subsidiaries specified in clause (ii) of this paragraph (1)(c) has been duly incorporated, is validly existing as a

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corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own its property and to conduct its business as described in the Final Memorandum or (ii) that is not a corporation is a limited partnership, has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its property and to conduct its business as described in the Final Memorandum; and, in either case, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property required such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and neither Company is a general partner in any partnership. As used herein, the term "Subsidiary" has the meaning ascribed to it in the Indenture.

                  (d) The financial statements included or incorporated by reference in each Memorandum present fairly the financial position of each Company and its consolidated Subsidiaries and the results of their operations for the periods specified; and except as otherwise stated in each Memorandum, those financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                  (e) The pro forma adjustments described in each Memorandum have been properly applied on the bases described therein and each Company believes that such adjustments with respect to it and the assumptions that underlie those adjustments are reasonable.

                  (f) [Intentionally omitted.]

                  (g) This Agreement has been duly authorized, executed and delivered by each Company.

                  (h) The Indenture has been duly authorized, and when executed and delivered by the Companies (assuming due authorization, execution and delivery by the Trustee) will constitute a valid and binding agreement of each Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors, rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (i) The Notes have been duly authorized by each Company and, when the Notes are executed by the Companies and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with this Agreement, the Notes will be entitled to the benefits of the Indenture, and will be valid and binding joint and several

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obligations of the Companies, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors, rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (j) The Registration Agreement has been duly authorized, executed and delivered by the Companies and (assuming due authorization, execution and delivery by the Purchasers) constitutes a valid and binding agreement of each Company, enforceable in accordance with its terms except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (k) The execution and delivery by the Companies of, and the performance by the Companies of their obligations under, this Agreement, the Indenture, the Notes and the Registration Agreement will not contravene any provision of applicable law or the articles of incorporation, regulations, partnership agreement or other organizational documents of either Company or any Subsidiary of either Company or any agreement or other instrument binding upon either Company or any Subsidiary of either Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over either Company or any Subsidiary of either Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by either Company of its obligations under this Agreement, the Indenture, the Notes or the Registration Agreement, except such as may be required (i) by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and (ii) by the securities or Blue Sky laws of the various states and the Securities Act in connection with the offer of the Exchange Notes and (iii) from The Public Utilities Commission of Ohio (whose approval for the performance by the Companies of their obligations under the Agreement, the Indenture, the Notes and the Registration Agreement has been obtained).

                  (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of either Company and its Subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

                  (m) Neither Company nor any Subsidiary of either Company is in violation of its respective articles of incorporation or regulations, partnership agreement or other organizational documents and neither Company nor any Subsidiary of either Company is in default in the performance of any bond,

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debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which any of them is bound, or to which any of its property or assets is subject, except such violations or defaults as have been waived or which would not have, singly or in the aggregate, a material adverse effect on either Company and its Subsidiaries, taken as a whole.

                  (n) Each Company and each of its Subsidiaries has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required to own, lease, license, construct, operate and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, except to the extent that the failure to obtain, declare or file would not have a material adverse effect on that Company, and its Subsidiaries, taken as a whole.

                  (o) There are no legal or governmental proceedings pending or, to the knowledge of either Company, threatened to which either Company or any Subsidiary of either Company is a party or to which any of the properties of either Company or any Subsidiary of either Company is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a material adverse effect on either Company and its Subsidiaries, taken as a whole, or on the power or ability of either Company to perform its obligations under this Agreement, the Indenture, the Notes or the Registration Agreement or to consummate the transactions contemplated by the Final Memorandum.

                  (p) Neither Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of either Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of section 4(2) of the Securities Act.

                  (q) Neither Company is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.


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                  (r) It is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (s) Each Company and each of its Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except in cases in which that noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on that Company and its Subsidiaries, taken as a whole.

                  (t) In the ordinary course of its business, each Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of that Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of that review, each Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on that Company and its Subsidiaries, taken as a whole.

                  (u) Neither Company nor any of either Company's Affiliates or any person acting on its or their behalf (other than the Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes and each Company and its Affiliates and any person acting on its or their behalf (other than the Purchasers) has complied with the offering restrictions requirement of Regulation S.

                  (v) Each Company is a "subsidiary" of Centerior Energy Corporation, which is a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Centerior Energy Corporation is exempt from regulation under such Act pursuant to Section 3(a)(1) thereof and the rules and regulations thereunder promulgated by the Securities and Exchange Commission (the "Commission") and, therefore, each Company is also exempt from such regulation.

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                  (w) The Companies have obtained a commitment from AMBAC
Indemnity Corporation, a Wisconsin-domiciled stock insurance company ("AMBAC Indemnity"), to issue a financial guaranty insurance policy (the "Financial Guaranty Insurance Policy") relating to the Secured Notes Due 2007 effective as of the date of issuance of the Notes. The Secured Notes due 2007 will be entitled to the benefit of the Financial Guaranty Insurance Policy as described in the Final Memorandum.

                  (x) Cleveland Electric's Mortgage and Deed of Trust dated July 1, 1940, to Guaranty Trust Company of New York as Trustee, under which The Chase Manhattan Bank (National Association) is successor trustee (the "Cleveland Mortgage Trustee"), as supplemented and modified in certain respects by indentures supplemental thereto (the "CEI Mortgage"), including the Seventy-Fourth Supplemental Indenture dated June 15, 1997 (the "CEI Supplemental Indenture"), and the First Mortgage Bonds, Series due 2000, the First Mortgage Bonds, Series due 2004, and the First Mortgage Bonds, Series due 2007, of Cleveland Electric (collectively, the "CEI First Mortgage Bonds") issued under the CEI Mortgage and the CEI Supplemental Indenture, on or before the Closing Date will have been duly authorized, executed and delivered by Cleveland Electric and, as to the CEI First Mortgage Bonds, assuming that they have been duly authenticated by the Cleveland Mortgage Trustee, constitute valid and binding obligations enforceable against each Company in accordance with their terms, except to the extent that the binding effect and enforceability thereof are subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws in effect from time to time affecting the rights of creditors generally or the enforcement of the security provided by the Cleveland Mortgage, and except to the extent that the enforceability thereof may be limited by the application of general principles of equity and may be subject to limitations upon the right to obtain judicial orders requiring specific performance;

                  (y) The execution and delivery of the CEI Supplemental Indenture and the CEI First Mortgage Bonds and the performance by Cleveland Electric of its obligations thereunder and under the CEI Mortgage (to the extent pertinent to the issuance of the CEI First Mortgage Bonds), will not constitute a default under, or conflict with or violate any of the provisions of, the Articles of Incorporation, the Regulations, any law, rule, regulation, judgment, order or decree to which Cleveland Electric is subject or any agreement, indenture, mortgage, lease, note or other obligation or instrument to which Cleveland Electric is a party or by which it is bound;

                  (z) All consents or approvals of the PUCO and of any other federal or state regulatory agency required in connection with Cleveland Electric's execution and delivery of, and the performance of its obligations under the CEI Supplemental Indenture and the CEI First Mortgage Bonds have been obtained;

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                  (aa) Except as specifically described in the Offering
Memorandum, there are no actions, suits, proceedings, inquiries or investigations at law or in equity before or by any judicial or administrative court or agency, pending or threatened against Cleveland Electric and there is no basis for any such action, suit, proceeding, inquiry or investigation wherein the decision, ruling or finding would materially or adversely affect the validity or enforceability of the CEI Mortgage (to the extent pertinent to the issuance of the CEI First Mortgage Bonds) or the CEI First Mortgage Bonds;

                  (ab) Cleveland Electric has good title to substantially all the properties referred to or described in the granting clauses of the CEI Mortgage as being subject to the lien thereof and now owned by it, subject only to the conditions and exceptions set forth in the Offering Memorandum "Descriptions of Cleveland Electric Bonds and Toledo Edison Bonds--Cleveland Electric Bonds--Title to Property," none of which materially impairs the use of the property affected thereby in the operation of the business of Cleveland Electric;

                  (ac) Toledo Edison's Indenture of Mortgage and Deed of Trust dated April 1, 1947 from Toledo Edison to The Chase Manhattan Bank (National Association), as trustee (the "Toledo Mortgage Trustee"), as supplemented and modified in certain respects by indentures supplemental thereto (the "Toledo Mortgage"), including the Forty-sixth Supplemental Indenture dated as of June 15, 1997 (the "Toledo Supplemental Indenture"), and the First Mortgage Bonds, Series due 2000, the First Mortgage Bonds, Series due 2004, and the First Mortgage Bonds, Series due 2007, of Toledo Edison (collectively, the "Toledo Edison First Mortgage Bonds") issued under the Toledo Mortgage and the Toledo Supplemental Indenture, on or before the Closing Date will have been duly authorized, executed and delivered by Toledo Edison and, as to the Toledo Edison First Mortgage Bonds, assuming that they have been duly authenticated by the Toledo Mortgage Trustee, constitute valid and binding obligations enforceable against Toledo Edison in accordance with their terms, except to the extent that the binding effect and enforceability thereof are subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws in effect from time to time affecting the rights of creditors generally or the enforcement of the security provided by the Toledo Mortgage, and except to the extent that the enforceability thereof may be limited by the application of general principles of equity and may be subject to limitations upon the right to obtain judicial orders requiring specific performance;

                  (ad) The execution and delivery of the Toledo Supplemental Indenture and the Toledo Edison First Mortgage Bonds and the performance by Toledo Edison of its obligations thereunder and under the Toledo Mortgage (to the extent pertinent to the issuance of the Toledo Edison First Mortgage Bonds), will

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not constitute a default under, or conflict with or violate any of the provisions of, the Articles of Incorporation, the Regulations, the Bylaws, any law, rule, regulation, judgment, order or decree to which Toledo Edison is subject or any agreement, indenture, mortgage, lease, note or other obligation or instrument to which Toledo Edison is a party or by which it is bound;

                  (ae) All consents or approvals of the PUCO and of any other federal or state regulatory agency required in connection with Toledo Edison's execution and delivery of, and the performance of its obligations under the Toledo Supplemental Indenture and the Toledo Edison First Mortgage Bonds have been obtained;

                  (af) Except as specifically described in the Offering Memorandum, there are no actions, suits, proceedings, inquiries or investigations at law or in equity before or by any judicial or administrative court or agency, pending or threatened against Toledo Edison and there is no basis for any such action, suit, proceeding, inquiry or investigation wherein the decision, ruling or finding would materially or adversely affect the validity or enforceability of the Toledo Mortgage (to the extent pertinent to the issuance of the Toledo Edison First Mortgage Bonds) or the Toledo Edison First Mortgage Bonds;

                  (ag) Toledo Edison has good title to substantially all the properties referred to or described in the granting clauses of the Toledo Mortgage as being subject to the lien thereof and now owned by it, subject only to the conditions and exceptions set forth in the Offering Memorandum under "Descriptions of Cleveland Electric Bonds and Toledo Edison Bonds--Toledo Edison Bonds--Title Property," none of which materially impairs the use of the property affected thereby in the operation of the business of Toledo Edison;

                  2. OFFERING. You have advised the Companies that the Purchasers will make an offering of the Notes purchased by the Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                  3. PURCHASE AND DELIVERY. The Companies hereby agree jointly and severally to sell to the several Purchasers, and the Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Companies the respective principal amounts of Notes set forth in
Schedule I hereto opposite their names at a purchase price equal to the sum of 98.875% of the principal amount of the 7.19% Series A Secured Notes Due 2000, 98.625% of the principal amount of the 7.67% Series A Secured Notes Due 2004, and 99.35% of the principal amount of the 7.13% Series A Secured Notes Due 2007, in

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each case plus accrued interest, if any, from June 18, 1997, to the date of payment and delivery.

                  Payment for the Notes will be made against delivery of the Notes at a closing to be held at the office of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, NY, at 10:00 A.M., local time, on June 18, 1997, or at such other place or time on the same or such other date, not later than June 25, 1997, as shall be designated in writing by you. The time and date of that payment are herein referred to as the Closing Date. Payment for the Notes will be made by wire transfer to the Companies of immediately available funds.

                  The Companies will deliver against payment of the purchase price the Notes of each tranche to be offered and sold by the Purchasers in reliance on Regulation S (the "Regulation S Notes") in the form of one permanent global security in definitive form for that tranche (each, a "Regulation S Global Note") that will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC, for the accounts of Euroclear System ("Euroclear") or Cedel Societe Anonyme ("Cedel"). The Companies will deliver against payment of the purchase price the Notes of each tranche to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A Notes") in the form of one permanent global security in definitive form for that tranche (each, a "Restricted Global Note") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Restricted Global Notes will be assigned separate CUSIP numbers. The Restricted Global Notes will include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Final Memorandum. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Regulation S Notes, interests in the Regulation S Global Notes may only be held by the DTC participants for Euroclear & Cedel. Interests in any permanent global security will be held only in book-entry form through DTC except in the limited circumstances described in the Final Memorandum. Both the Restricted Global Notes and the Regulation S Global Notes will be made available for inspection by the Purchasers and by DTC by 4:00 p.m., New York time, on the business day prior to the Closing Date at such place in New York City as the Purchasers and the Companies shall agree.

                  The certificates evidencing the Notes will be delivered to you on the Closing Date for the respective accounts of the several Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Purchasers duly paid, against payment of the purchase price therefor.


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                  Notwithstanding the foregoing, any Notes sold to Institutional
Accredited Investors (as hereinafter defined) pursuant to Section 6(a) shall be issued in definitive, fully registered form and shall bear the legend relating thereto set forth under "Transfer Restrictions" in the Final Memorandum, but shall be paid for in the same manner as any Notes to be purchased by the Purchasers hereunder and to be offered and sold by them in reliance on Rule 144A under the Securities Act.

                  4. CONDITIONS TO CLOSING. The several obligations of the Purchasers under this Agreement to purchase the Notes will be subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                                  (i) there shall not have occurred any
                  downgrading, nor shall any notice have been given of any intended or potential downgrading or notice of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of either Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                                 (ii) there shall not have occurred any change,
                  or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of either Company and its Subsidiaries, taken as a whole, from that set forth in the Final Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

                  (b) You shall have received on the Closing Date a certificate or certificates, dated the Closing Date and signed by an executive officer of each Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of that Company contained in this Agreement are true and correct as of the Closing Date and that that Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date. The officer signing and delivering such certificate or certificates may rely upon the best of knowledge as to proceedings threatened.

                  (c) You shall have received on the Closing Date an opinion of Squire, Sanders & Dempsey, L.L.P., counsel for the Companies, dated the Closing Date, to the effect that:


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                                  (i) the Indenture is a valid and binding
                  agreement of each Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Indenture is in such form that it may be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in compliance with the terms of the provisions of the Registration Agreement without material modification;

                                 (ii) when the Notes are executed by the
                  Companies and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding joint and several obligations of the Companies, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                                (iii) the Registration Agreement (assuming due
                  authorization, execution and delivery by the Purchasers) constitutes a valid and binding agreement of each Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

                                 (iv) the execution and delivery by each Company
                  of, and the performance by that Company of its obligations under, this Agreement, the Notes, the Indenture and the Registration Agreement will not, to such counsel's knowledge, contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over that Company or any Subsidiary of that Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by that Company of its obligations under this Agreement, the Notes, the Indenture and the Registration Agreement, except such as may be required (i) by the securities or Blue Sky laws of the various

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



                  states in connection with the offer and sale of the Notes,
                  (ii) by the securities or Blue Sky laws of the various states and the Securities Act in connection with the offer of the Exchange Notes and (iii) from The Public Utilities Commission of Ohio;

                                  (v) the statements in the Final Memorandum
                  under the captions "Description of Secured Notes," "Descriptions of Cleveland Electric Bonds and Toledo Edison Bonds," "Certain Tax Considerations," "Private Placement," "Transfer Restrictions," and "Considerations for Employee Benefit Plans," insofar as those statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to those legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                                 (vi) after due inquiry, such counsel does not
                  know of any legal or governmental proceedings pending or threatened to which either Company or any of its Subsidiaries is a party or to which any of the properties of either Company or any of its Subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings that such counsel believes are not likely to have a material adverse effect on either Company and its Subsidiaries taken as a whole, or on the power or ability of either Company to perform its obligations under this Agreement, the Indenture, the Notes or the Registration Agreement or to consummate the transactions contemplated by the Final Memorandum;

                                (vii) based upon the representations, war-
                  ranties and agreements of the Companies in Sections 1(p), 1(v), 5(f), 5(g), 5(h) and 5(k) of this Agreement and of the Purchasers in section 6 of this Agreement and on the representations and agreements contained in Exhibit A to this Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers under this Agreement or in connection with the initial resale of the Notes by the Purchasers in accordance with Section 6 of this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Secured Note; and

                               (viii) the Company is not an "investment company"
                  or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  Such counsel shall also include a statement to the effect that no facts have come to such counsel's attention that would lead such counsel to believe that (except for financial statements, schedules and other financial and statistical information as to which such counsel need not express any belief) the Final Memorandum when issued did not, and as of the date such opinion is delivered does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                  (d) You shall have received on the Closing Date an opinion of Terrence G. Linnert or Paul N. Edwards, as counsel of Centerior Energy Corporation, to the effect that:

                                  (i) each Company has been duly incorporated,
                  is validly existing as a corporation in good standing under the laws of the State of Ohio, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum (references herein to the Final Memorandum being taken to mean the Final Memorandum, as amended or supplemented), and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on that Company and its Subsidiaries, taken as a whole;

                                 (ii) this Agreement has been duly authorized,
                  executed and delivered by each Company;

                                (iii) the Indenture has been duly authorized,
                  executed and delivered by each Company;

                                 (iv) the Notes have been duly authorized by
                  each Company;

                                  (v) the Registration Agreement has been duly
                  authorized, executed and delivered by each Company;

                                 (vi) the execution and delivery by each Company
                  of, and the performance by that Company of its obligations under, this Agreement, the Notes, the Indenture and the Registration Agreement will not contravene any provision of applicable law or the articles of incorporation, regulations, partnership agreement or other organizational documents of that Company or of any Subsidiary of that Company or, to such counsel's knowledge, any agreement or other instrument binding on that Company or on any Subsidiary of that Company that is material to that Company and its Subsidiaries taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over that Company or any Subsidiary of that Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by that Company of its obligations under this Agreement, the Notes, the Indenture and the Registration Agreement, except such as may be required by (i) the securities or Blue Sky laws 'of the various states in connection with the offer and sale of the Notes and (ii) the securities or Blue Sky laws of the various states and the Securities Act in connection with the offer of the Exchange Notes;

                                (vii) the statements in the Final Memorandum
                  under the captions "Description of Secured Notes," "Descriptions of Cleveland Electric Bonds and Toledo Edison Bonds," "Private Placement" and "Transfer Restrictions," insofar as those statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to those legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                               (viii) after due inquiry, such counsel does not
                  know of any legal or governmental proceedings pending or threatened to which either Company or any of its Subsidiaries is a party or to which any of the properties of either Company or any of its Subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings that such counsel believes are not likely to have a material adverse effect on either Company and its Subsidiaries taken as a whole, or on the power or ability of either Company to perform its obligations under this Agreement, the Indenture, the Notes or the Registration Agreement or to consummate the transactions contemplated by the Final Memorandum;

                                 (ix) each Subsidiary of each Company (i) has
                  been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own its property and to conduct its business as described in the Final Memorandum or is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company of which it is a Subsidiary and its Subsidiaries, taken as a whole; and neither Company is a general partner in any partnership;

                                  (x) each Company and each of its Subsidiaries
                  has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required to own, lease, license, operate and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, except to the extent that the failure to obtain, declare or file would not have a material adverse effect on that Company and its Subsidiaries, taken as a whole;

                                 (xi) such counsel is of the opinion that each
                  Company and each Subsidiary of each Company (i) is in compliance with any and all applicable Environmental Laws,
                  (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except in cases in which that noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on that Company;

                                (xii) each Company is a "subsidiary" of
                  Centerior Energy Corporation, which is a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Centerior Energy Corporation is exempt from regulation under such Act pursuant to Section 3(a)(1) thereof and the rules and regulations thereunder promulgated by the Commission and, therefore, each Company is also exempt from such regulation.

                               (xiii) The CEI Mortgage and the CEI First
                  Mortgage Bonds have been duly authorized, executed and delivered by Cleveland Electric and, as to the CEI First Mortgage Bonds, assuming that they have been duly authenticated by the Cleveland Mortgage Trustee, constitute valid and binding obligations enforceable against each Company in accordance with their terms, except to the extent that the binding effect and enforceability thereof are subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws in effect from time to time affecting the rights of creditors generally or the enforcement of the security provided by the Cleveland Mortgage, and except to the extent that the enforceability thereof may be limited by the application of general principles of equity and may be subject to limitations upon the right to obtain judicial orders requiring specific performance;

                                (xiv) The execution and delivery of the CEI
                  Supplemental Indenture and the CEI First Mortgage Bonds and the performance by Cleveland Electric of its obligations thereunder and under the CEI Mortgage (to the extent pertinent to the issuance of the CEI First Mortgage Bonds), does not constitute a default under, or conflict with or violate any of the provisions of, the Articles of Incorporation, the Regulations, any law, rule, regulation, judgment, order or decree to which Cleveland Electric is subject or any agreement, indenture, mortgage, lease, note or other obligation or instrument to which Cleveland Electric is a party or by which it is bound;

                                 (xv) All consents or approvals of the PUCO and
                  of any other federal or state regulatory agency required in connection with Cleveland Electric's execution and delivery of, and the performance of its obligations under the CEI Supplemental Indenture and the CEI First Mortgage Bonds have been obtained;

                                (xvi) Except as specifically described in the
                  Offering Memorandum, there are no actions, suits, proceedings, inquiries or investigations at law or in equity before or by any judicial or administrative court or agency, pending or threatened against Cleveland Electric and there is no basis for any such action, suit, proceeding, inquiry or investigation wherein the decision, ruling or finding would materially or adversely affect the validity or enforceability of the CEI Mortgage (to the extent pertinent to the issuance of the CEI First Mortgage Bonds) or the CEI First Mortgage Bonds;

                               (xvii) Cleveland Electric has good title to
                  substantially all the properties referred to or described in the granting clauses of the CEI Mortgage as being subject to the lien thereof and now owned by it, subject only to the conditions and exceptions set forth in the Offering Memorandum under "Descriptions of

                  Cleveland Electric Bonds and Toledo Edison Bonds -- Cleveland Electric Bonds -- Title to Property," none of which materially impairs the use of the property affected thereby in the operation of the business of Cleveland Electric;

                              (xviii) The CEI Mortgage and all financing
                  statements have been duly filed and recorded in all places where such filing or recording is necessary for the perfection or preservation of the lien of the CEI Mortgage and the CEI Mortgage constitutes a valid and direct first lien upon all of the property referred to in subparagraph (xvii) above, subject only to the conditions and exceptions referred to therein and, under current law, all property acquired by Cleveland Electric hereafter, other than property excepted from the lien of the CEI Mortgage, will become subject to the lien thereof upon acquisition;

                                (xix) The CEI First Mortgage Bonds are entitled
                  to the benefits and security of the CEI Mortgage, equally and ratably with all other bonds outstanding under the CEI Mortgage, except as the enforceability thereof may be subject to the limitations set forth in subparagraph (xiii), above;

                                 (xx) The CEI First Mortgage Bonds are not
                  required to be registered under the Securities Act of 1933, as amended, and the CEI Supplemental Indenture is exempt from qualification under the Trust Indenture Act of 1933, as amended;

                                (xxi) Assuming that the Trustee holds the CEI
                  First Mortgage Bonds as provided in the Indenture, the Indenture creates a valid and perfected first priority security interest in the CEI First Mortgage Bonds.

                               (xxii) The Toledo Mortgage and the Toledo Edison
                  First Mortgage Bonds have been duly authorized, executed and delivered by Toledo Edison and, as to the Toledo Edison First Mortgage Bonds, assuming that they have been duly authenticated by the Toledo Mortgage Trustee, constitute valid and binding obligations enforceable against Toledo Edison in accordance with their terms, except to the extent that the binding effect and enforceability thereof are subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws in effect from time to time affecting the rights of creditors generally or the enforcement of the security provided by the Toledo Mortgage, and except to the extent that the enforceability thereof may be limited by the application of general principles of equity and may be subject to limitations upon the right to obtain judicial orders requiring specific performance;

                              (xxiii) The execution and delivery of the Toledo
                  Supplemental Indenture and the Toledo Edison First Mortgage Bonds and the performance by Toledo Edison of its obligations thereunder and under the Toledo Mortgage (to the extent pertinent to the issuance of the Toledo Edison First Mortgage Bonds), does not constitute a default under, or conflict with or violate any of the provisions of, the Articles of Incorporation, the Regulations, the Bylaws, any law, rule, regulation, judgment, order or decree to which Toledo Edison is subject or any agreement, indenture, mortgage, lease, note or other obligation or instrument to which Toledo Edison is a party or by which it is bound;

                               (xxiv) All consents or approvals of the PUCO and
                  of any other federal or state regulatory agency required in connection with Toledo Edison's execution and delivery of, and the performance of its obligations under the Toledo Supplemental Indenture and the Toledo Edison First Mortgage Bonds have been obtained;

                                (xxv) Except as specifically described in the
                  Offering Memorandum, there are no actions, suits, proceedings, inquiries or investigations at law or in equity before or by any judicial or administrative court or agency, pending or threatened against Toledo Edison and there is no basis for any such action, suit, proceeding, inquiry or investigation wherein the decision, ruling or finding would materially or adversely affect the validity or enforceability of the Toledo Mortgage (to the extent pertinent to the issuance of the Toledo Edison First Mortgage Bonds) or the Toledo Edison First Mortgage Bonds;

                               (xxvi) Toledo Edison has good title to
                  substantially all the properties referred to or described in the granting clauses of the Toledo Mortgage as being subject to the lien thereof and now owned by it, subject only to the conditions and exceptions set forth in the Offering Memorandum under "Descriptions of Cleveland Electric Bonds and Toledo Edison Bonds -- Toledo Edison Bonds -- Title to Property," none of which materially impairs the use of the property affected thereby in the operation of the business of Toledo Edison;

                              (xxvii) The Toledo Mortgage and all financing
                  statements have been duly filed and recorded in all places where such filing or recording is necessary for the perfection or preservation of the lien of the Toledo Mortgage and the Toledo Mortgage constitutes a valid and direct first lien upon all of the property referred to in subparagraph (xxvi) above, subject only to the conditions and exceptions referred to therein and, under current law, all property acquired by Toledo Edison hereafter, other than property excepted from the lien of the Toledo Mortgage, will become subject to the lien thereof upon acquisition;

                             (xxviii) The Toledo Edison First Mortgage Bonds are
                  entitled to the benefits and security of the Toledo Mortgage, equally and ratably with all other bonds outstanding under the Toledo Mortgage, except as the enforceability thereof may be subject to the limitations set forth in subparagraph (xxii), above;

                               (xxix) The Toledo Edison First Mortgage Bonds are
                  not required to be registered under the Securities Act of 1933, as amended, and the Toledo Supplemental Indenture is exempt from qualification under the Trust Indenture Act of 1933, as amended;

                                (xxx) Assuming that the Trustee holds the Toledo
                  Edison First Mortgage Bonds as provided in the Indenture, the Indenture creates a valid and perfected first priority security interest in the Toledo Edison First Mortgage Bonds.

                  (e) You shall have received on the Closing Date an opinion of Baker & Hostetler LLP, counsel for the Purchasers, dated the Closing Date, covering the matters referred to in subparagraphs (i), (ii), (iii), (v) (but only as to the statements under the captions "Description of the Secured Notes," "Private Placement" and "Transfer Restrictions") and (vii), and the final subparagraph of paragraph (c) above, and the matters referred to in subparagraphs (ii), (iii), (iv) and (v) of paragraph (d) above.

                  With respect to the final subparagraph of paragraph (c) above, Squire, Sanders & Dempsey, L.L.P. and Baker & Hostetler LLP may state that their belief is based upon their participation in the preparation of each Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to matters of fact, such counsel may rely on certificates of officers of the relevant Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Purchasers are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion.

                  The opinion of Squire, Sanders & Dempsey, L.L.P. described in paragraph (c) above shall be rendered to you at the request of the Companies and shall so state therein.

                  (f) You shall have received on the Closing Date (i) a letter, substantially in the form attached hereto as Exhibit B (with the exhibits to that letter omitted for purposes of this Agreement only), dated the Closing Date from Winthrop, Stimson, Putnam & Roberts, and (ii) a letter dated the Closing Date from Squire, Sanders & Dempsey, L.L.P., as counsel to the Companies, stating that you are entitled to rely on the opinions rendered by such counsel on the Closing Date to IBJ Schroder Bank & Trust Company in connection with the secured lease obligation bond refinancing referred to under the caption "Use of Proceeds" in the Final Memorandum.

                  (g) You shall have received on the Closing Date an opinion of an Assistant General Counsel of AMBAC Indemnity, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

                  (h) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants for the Companies, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters (of the type ordinarily applicable for registration statements filed under the Securities Act) with respect to the financial statements and certain financial information contained in each Memorandum.

                  5. COVENANTS OF THE COMPANIES. In further consideration of the agreements of the Purchasers herein contained, the Companies jointly and severally covenant as follows:

                  (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request; with respect to the Final Memorandum, to furnish copies of the Final Memorandum in New York City, prior to 3:00 p.m. on the business day following the date of this Agreement, in such quantities as you reasonably request; but the Companies are not responsible for the costs of distributing either Memorandum other than to the Purchasers.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement that Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Purchasers, either amendments or supplements to that Memorandum so that the statements in that Memorandum as so amended or supplemented will not, in the light of the circumstances when that Memorandum is delivered to a purchaser, be misleading or so that that Memorandum, as so amended or supplemented, will comply with applicable law.

                  (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) Whether or not any sale of Notes is consummated, to pay all expenses incident to the performance of their obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Companies' counsel and accountants and the Trustee and its counsel, if any, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with Section 5(d), including filing fees and the fees and disbursements of counsel for the Purchasers in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Purchasers in quantities as hereinabove stated of copies of the Memorandum and any amendment or supplement thereto, (vi) any fees charged by rating agencies for the rating of Notes, (vii) all document production charges and expenses of counsel to the Purchasers (but not including their fees for professional services) in connection with the preparation of this Agreement and (viii) the fees and expenses, if any, incurred in connection with the admission of Notes for trading in any appropriate market system.

                  (f) Neither Company nor any Affiliate of either Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of those Notes.

                  (g) Not to solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the

Securities Act) or in any manner involving a public offering within the meaning of section 4(2) of the Securities Act.

                  (h) While any of the Notes remain outstanding, to make available, upon request, to any seller of Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to section 13 or 15(d) of the Exchange Act.

                  (i) To include information substantially in the form set forth in Exhibit A in each Memorandum.

                  (j) If requested by you, to use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (k) None of either Company, its Affiliates or any person acting on its or their behalf (other than the Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and each Company and its Affiliates and each person acting on its or their behalf (other than the Purchasers) will comply with the offering restrictions of Regulation S.

                  (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of either Company or warrants to purchase debt securities of either Company substantially similar to the Notes (other than the Notes), without your prior written consent.

                  (m) To use the proceeds from the sale of the Notes in the manner discussed in the Final Memorandum under the caption "Use of Proceeds".

                  6. OFFERING OF NOTES; RESTRICTIONS ON TRANSFER.

                  (a) Each Purchaser, severally and not jointly, represents and warrants that Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Purchaser, severally and not jointly, agrees with the Company that (a) it has not solicited and will not solicit offers for, and it has not offered and sold and it will not offer or sell, Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of section 4(2) of the Securities Act and (b) it has solicited and will solicit offers for Notes only from, and has offered and will offer Notes only to, persons that it reasonably believes to be (A) in the case of offers or sales inside the United States, (i) QIBs or (ii) other institutional accredited investors (as defined in Rule 501 (a) (1), (2), (3) or (7) under the Securities Act (each, an "Institutional Accredited Investor") that, prior to their purchase of Notes, deliver to that Purchaser a letter containing the representations and agreements set forth in Annex A to the Memorandum and (B) in the case of offers or sales outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing Notes are deemed to have represented and agreed as provided in Exhibit A hereto.

                  (b) Each Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                                  (i) it understands that no action has been or
                  will be taken in any jurisdiction by any Purchaser or either Company that would permit a public offering of the Notes, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

                                 (ii) that Purchaser will comply with all
                  applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                                (iii) the Notes have not been and will not be
                  registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                                 (iv) that Purchaser has offered the Notes and
                  will offer and sell the Notes (A) as part of their distribution, at any time and (B) otherwise until 40 days after the later of the commencement of the Offering and the closing Date, only in accordance with Rule 903 of Regulation
                  S. Accordingly, neither that Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                                  (v) that Purchaser has (1) not offered or
                  sold, and prior to the date 180 days after the Closing Date will not offer or sell any Notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom that document may otherwise lawfully be issued or passed on;

                                 (vi) that Purchaser understands that the Notes
                  have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Notes acquired by it in connection with the distribution contemplated hereby, directly or indirectly, in Japan or to or for the account of any resident thereof, except for offers or sales to Japanese dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law, and further agrees that it will send to any dealer who purchases from it any of the Notes a notice stating in substance that, by purchasing those Notes, that dealer represents and agrees that it has not offered or sold, and will not offer or sell, any Notes, directly or indirectly, in Japan or to or for the account of any resident thereof, except for offers or sales to Japanese dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law, and that that dealer will send to any other dealer to whom it sells any of the Notes a notice containing substantially the same statement as is contained in this sentence.

                                (vii) that Purchaser agrees that, at or prior
                  to confirmation of sales of the Notes made in reliance on Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice substantially to the following effect:

                           "The Notes covered hereby have not been registered
                  under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution, at any time or,
                  (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 6 have the meanings given to them by Regulation S.

                  (c) Each Purchaser understands and agrees that, upon original issuance of the Notes, and until such time as the applicable provisions of the Securities Act and the rules promulgated thereunder and under the Indenture no longer so require, the Notes will bear the legends set forth in "Transfer Restrictions" in the Final Memorandum.

                  7. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Companies agree jointly and severally to indemnify and hold harmless each Purchaser, and each person, if any, who controls that Purchaser within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, or is under common control with, or is controlled by, that Purchaser, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Purchaser or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser furnished to the Companies in writing by such Purchaser through you expressly for use therein. The indemnity agreement contained in this Section 7(a) with respect to any Preliminary Memorandum does not inure to the benefit of any Purchaser (or the benefit of any person controlling any Purchaser) if the person asserting any such losses, liabilities, claims, damages, or expenses purchased the Notes which are the subject thereof if at or prior to the written confirmation of the sale of the Notes a copy of the Final Memorandum (or the Final Memorandum as amended or supplemented) was not sent or delivered to that person and the Final Memorandum (or the Final Memorandum as amended or supplemented) would have cured the defect giving rise to those losses, claims, damages or liabilities so long as the Companies have complied with their obligations set forth in Sections 5(a) and 5(c) hereof to permit that sending or delivery.

                  (b) Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless each Company, its directors, its officers and each person, if any, who controls that Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Companies to that Purchaser, but only with reference to information relating to that Purchaser furnished to the Companies by that Purchaser in writing through you expressly for use in either Memorandum or any amendment or supplement thereto.

                  (c) If any proceeding (including any governmental investigation) is instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, that person (the "indemnified party") shall promptly notify the person against whom that indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in that proceeding and shall pay the fees and disbursements of that counsel related to that proceeding. In any such proceeding, any indemnified party has the right to retain its own counsel, but the fees and expenses of that counsel will be at the expense of that indemnified party unless (i) the indemnifying party and the indemnified party have mutually agreed to the retention of that counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate because of actual or potential differing interests between them. It is understood that the indemnifying party will not in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. That firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Companies in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with that consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of that settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party has requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it will be liable for any settlement of any proceeding affected without its written consent if (i) that settlement is entered into more than 60 days after receipt by that indemnifying party of the aforesaid request and (ii) that indemnifying party has not reimbursed the indemnified party in accordance with that request prior to the date of that settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by that indemnified party, unless that settlement includes an unconditional release of that indemnified party from all liability on claims that are the subject matter of that proceeding.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under that paragraph, in lieu of indemnifying that indemnified party thereunder, shall contribute to the amount paid or payable by that indemnified party as a result of those losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and the Purchasers on the other hand from the offering of those Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other hand in connection with the statements or omissions that resulted in those losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand in connection with the offering of Notes will be deemed to be in the same respective proportions as the aggregate net proceeds from the offering of those Notes (before deducting expenses) received by the Companies and the total discounts and commissions received by the Purchasers in respect thereof, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of those Notes. The relative fault of the Companies on the one hand and of the Purchasers on the other hand will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent that statement or omission. The Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

                  (e) The Companies and the Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Purchasers were treated as one entity for that purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by that indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Purchaser will be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of those Notes were offered to investors exceeds the amount of any damages that that Purchaser has otherwise been required to pay by reason of that untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) is entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Companies contained in this Agreement will remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchasers or any person controlling the Purchasers or by or on behalf of either Company, its officers or directors or any person controlling either Company and (iii) acceptance of and payment for any of the Notes. The remedies provided for in this Section 7 are not exclusive and do not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  8. TERMINATION. This Agreement is subject to termination by notice given by Morgan Stanley & Co. Incorporated (the "Purchaser Representative") to the Companies, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of

Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade,
(ii) trading of any securities of either Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), that event singly or together with any other such event makes it, in the Purchaser Representative's judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

                  9. MISCELLANEOUS. If, on the Closing Date, any one or more of the Purchasers fails or refuses to purchase Notes that it or they have agreed to purchase hereunder on that date, and the aggregate principal amount of Notes that that defaulting Purchaser or Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on that date, the other Purchasers will be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bear to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Purchasers, or in such other proportions as you may specify, to purchase the Notes that the defaulting Purchaser or Purchasers agreed but failed or refused to purchase on that date, but in no event will the principal amount of Notes that any Purchaser has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of that principal amount of Notes without the written consent of that Purchaser. If, on the Closing Date any Purchaser or Purchasers fails or refuses to purchase Notes that it or they have agreed to purchase hereunder on that date and the aggregate principal amount of Notes with respect to which that default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on that date, and arrangements satisfactory to you and the Company for the purchase of those Notes are not made within 36 hours after that default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or of either Company. In any such case either you or the Companies may postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other document or arrangement may be effected. Any action taken under this paragraph will not relieve any defaulting Purchaser from liability in respect of any default of that Purchaser under this Agreement.

                  This Agreement may be signed in any number of counterparts, each of which is an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

                  If this Agreement is terminated by the Purchasers, or any of them, because of any failure or refusal on the part of either Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either Company is unable to perform its obligations under this Agreement, the Companies will reimburse the Purchasers or such Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by those Purchasers in connection with this Agreement or the offering contemplated hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  The headings of the sections of this Agreement have been inserted for convenience of reference only and will not be deemed a part of this Agreement.

                  Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement will constitute a binding agreement between us.

                                    THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                                              and


                                    THE TOLEDO EDISON COMPANY



                                    By /s/ Terrence G. Linnert
                                      -----------------------------------------
                                                Name: Terrence G. Linnert
                                                Title: Vice President, of each
                                                      ---------------






Accepted as of the date first written above

MORGAN STANLEY & CO.
         INCORPORATED
CITICORP SECURITIES, INC.
CREDIT SUISSE
  FIRST BOSTON
McDONALD & COMPANY SECURITIES, INC.

By Morgan Stanley & Co.
         Incorporated



By /s/ W.L. Blais
  ----------------------------------------
         Name:  W.L. Blais
         Title: Principal

                                   SCHEDULE I


                                                  Principal Amount
Purchaser                                      of Notes to be Purchased
---------                                      ------------------------
Morgan Stanley & Co.                           $220,000,000 principal amount of
 Incorporated                                    7.19% Series A Secured Notes
                                                 Due 2000;

                                               $350,000,000 principal amount of
                                                 7.67% Series A Secured Notes
                                                 Due 2004; and

                                               $150,000,000 principal
                                                 amount of 7.13% Series A
                                                 Secured Notes Due 2007.

                                   EXHIBIT A


                  Each Memorandum will contain language to the following effect:

                  "Each purchaser of the Notes will be deemed to:

                  (1) represent that it is purchasing the Notes for its own account with respect to which it exercises sole investment discretion and that it and any such account is (i) a QIB and is aware that the sale to it is being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor or (iii) a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary as referred to above);

                  (2) acknowledge that the Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

                  (3) if it is a person other than a foreign purchaser outside of the United States, agree that if it should resell or otherwise transfer any of the Notes within three years after the later of the original issuance of those Notes or the last date on which those Notes were held by an affiliate of either The Cleveland Electric Illuminating Company or The Toledo Edison Company (each, a "Company," and collectively, the "Companies"), it will do so only (i) to either Company or any Subsidiary thereof, (ii) inside the United States to a QIB in compliance with Rule 144A, (iii) inside the United States to an Institutional Accredited Investor that, prior to that transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if that transfer is in respect of an aggregate principal amount of Notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Companies that that transfer is in compliance with the Securities Act, (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act. Each Institutional Accredited Investor that is not a QIB and that is an original purchaser of the Notes will be required to sign an agreement to the foregoing effect in the form attached hereto as Appendix A. Subject to the procedures set forth under "Description of Secured Notes--Book Entry; Delivery and Form," prior to any proposed transfer of any of the

         Notes (otherwise than pursuant to an effective registration statement) within three years after the later of the original issuance of those Notes or the last date on which those Notes were held by an affiliate of either Company, the holder thereof must check the appropriate box set forth on the reverse of its Notes relating to the manner of that transfer and submit the Notes to the Trustee;

                  (4) agree that it will deliver to each person to whom it transfers any of the Notes notice of any restrictions on transfer of those Notes;

                  (5) if it is a foreign purchaser outside the United States, understand that the Notes will initially be represented by a Regulations S Global Note and that transfers thereof are restricted as described under "Description of Secured Notes--Book Entry; Delivery and Form" for a period ending 40 days after the later of the commencement of the offering and the closing date;

                  (6) if it is a QIB, understand that the Notes offered in reliance on Rule 144A will be represented by a Restricted Global Note. Before any interest in a Restricted Global Note may be offered, sold, pledged or otherwise transferred to a person who is not a QIB, the transferee will be required to provide the Trustee with a written certification (the form of which certification can be obtained from the Trustee) as to compliance with the transfer restriction referred to above;

                  (7) understand that, unless or until registered under the Securities Act, the Notes (other than those issued to foreign purchasers) will bear a legend to the following effect unless otherwise agreed by the Companies and the holder thereof:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE OR THE LAST DATE ON WHICH THIS NOTE WAS HELD

                  BY AN AFFILIATE OF EITHER COMPANY, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO EITHER COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER, FURNISHED TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF THAT TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANIES THAT THAT TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE OR THE LAST DATE ON WHICH THIS NOTE WAS HELD BY AN AFFILIATE OF EITHER COMPANY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF THAT TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO THAT TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANIES SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT THAT TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSONS" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS;

                  (8) acknowledge that the Companies, the Placement Agents and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements, and agree that if any of the acknowledgements, representations or warranties deemed to have been made by it by its purchase of Notes are no longer accurate, it shall promptly notify the Companies and the Placement Agents. If it is acquiring Notes as a fiduciary or agent for one or more investor accounts, it represents that is has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements, on behalf of each such account; and

                  (9) represent that (i) it is not purchasing Notes with the assets of any pension, profit-sharing, retirement, or other employee benefit plan subject to Title 7 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA Plan"), with respect to which either Company or any lender to be repaid with proceeds of the offering is a "party in interest" within the meaning of Section 3(14) of ERISA or a "Disqualified Person" within the meaning of Section 4975(e)(2) of the Code or (ii) if it is purchasing the Notes with the assets of any such ERISA Plan, those assets are (a) assets of a bank collective investment fund, with respect to which Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor provides an exemption for that purchase, (b) assets of a pooled separate account, with respect to which Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor provides and exemption for that purchase, (c) assets of an investment fund managed by a "qualified professional asset manager," with respect to which Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor provides an exemption for that purchase or (d) assets of an insurance company general account with respect to which Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor provides an exemption for that purchase. Each subsequent transferee of the Notes is deemed to have made the representation in this paragraph 9 upon its acquisition of Notes, but upon that subsequent transfer the representation in clause (i) of this paragraph 9 may be made without regard to whether any lender to be repaid with proceeds of the offering is a party in interest or Disqualified Person with respect to an ERISA Plan whose assets are a source of funds for the transfer.

                  Each Memorandum must also contain language to the following effect:

                  "Each person receiving this Memorandum acknowledges that (i) that person has been afforded an opportunity to request from the Company, and to review, all additional information considered by it to be necessary to verify the accuracy of, or to supplement, the information contained herein; (ii) that person has not relied on the Placement Agents or any person affiliated with the Placement Agents in connection with its investigation of the accuracy of that information or its investment decision; and (iii) no person has been authorized to give any information or to make any representation concerning either Company or the Notes (other than as contained herein and information given by duly authorized officers and employees of either Company in connection with the investor's examination of the Companies and the terms of the sale of the Notes), and, if given or made, any such other information or representation should not be relied upon as having been authorized by either Company or the Placement Agents.

                                    EXHIBIT B


                                 June ____, 1997



Morgan Stanley & Co. Incorporated
Citicorp Securities, Inc.
Credit Suisse First Boston
McDonald & Company Securities, Inc.
c/o Morgan Stanley Dean Witter
1585 Broadway
New York, New York  10036

Dear Sirs:

                  Listed on Schedule I hereto are certain opinions dated the same date as this letter rendered by us concurrently with this letter (the "WINTHROP STIMSON OPINIONS"). Copies of the Winthrop Stimson Opinions are attached as Exhibits A through Y hereto. You are entitled to rely on each Winthrop Stimson Opinion to the same extent as if it had been specifically addressed to you, in each case with respect to your purchase of an aggregate of $720,000,000 of 7.19 Series A Secured Notes due 2000, 7.67% Series A Senior Secured Notes due 2004 and 7.13% Series A Secured Notes due 2007 of The Cleveland Electric Illuminating Company and The Toledo Edison Company.


                                      Very truly yours,

                                  Schedule I to

                                 Reliance Letter
                                 ---------------
                                                                       Exhibit
                                                                       -------
1.       Opinion addressed to Mansfield Capital Trust                     A
         ("MANSFIELD") and others with respect to Sections 1.2(m) of the Tax Indemnity
         Agreement.

2.       Opinion addressed to IBJ Schroder Bank &                         B
         Trust Company ("IBJ"), as trustee, with
         respect to the registration of transfer of all Secured Notes, Bruce Mansfield 1987 Trust A.

3.       Opinion addressed to IBJ, as trustee, with                       C
         respect to the registration of transfer of all Secured Notes, Bruce Mansfield 1987 Trust B.

4.       Opinion addressed to IBJ, as trustee, with                       D
         respect to the registration of transfer of all Secured Notes, Bruce Mansfield 1987 Trust C.

5.       Opinion addressed to IBJ, as trustee, with                       E
         respect to the registration of transfer of all Secured Notes, Bruce Mansfield 1987 Trust D.

6.       Opinion addressed to IBJ, as trustee, with                       F
         respect to the registration of transfer of all Secured Notes, Bruce Mansfield 1987 Trust E.

7.       Opinion addressed to IBJ, as trustee, with                       G
         respect to the registration of transfer of all Secured Notes, Bruce Mansfield 1987 Trust F.

8.       Opinion addressed to IBJ, as trustee, with                       H
         respect to the registration of transfer of all Secured Notes, Bruce Mansfield 1987 Trust G.

9.       Opinion addressed to IBJ, as trustee, with                       I
         respect to the registration of transfer of all Secured Notes, Bruce Mansfield 1987 Trust J.

10.      Opinion addressed to IBJ, as trustee, with                       J
         respect to the registration of transfer of all Secured Notes, Bruce Mansfield 1987 Trust K.

11.      Opinion addressed to IBJ, as trustee, with                       K
         respect to the registration of transfer of all Secured Notes, Bruce Mansfield 1987 Trust L.


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



12.      Opinion addressed to IBJ, as trustee, with                           L
         respect to Irrevocable Payment Instruction,
         General Power of Attorney and Compliance with
         Operative Documents,  Bruce Mansfield Trust A.

13.      Opinion addressed to IBJ, as trustee, with                           M
         respect to Irrevocable Payment Instruction,
         General Power of Attorney and Compliance with
         Operative Documents, Bruce Mansfield Trust B.

14.      Opinion addressed to IBJ, as trustee, with                           N
         respect to Irrevocable Payment Instruction,
         General Power of Attorney and Compliance with
         Operative Documents, Bruce Mansfield Trust C.

15.      Opinion addressed to IBJ, as trustee, with                           O
         respect to Irrevocable Payment Instruction,
         General Power of Attorney and Compliance with
         Operative Documents,  Bruce Mansfield Trust D.

16.      Opinion addressed to IBJ, as trustee, with                           P
         respect to Irrevocable Payment Instruction,
         General Power of Attorney and Compliance with
         Operative Documents,  Bruce Mansfield Trust E.

17.      Opinion addressed to IBJ, as trustee, with                           Q
         respect to Irrevocable Payment Instruction,
         General Power of Attorney and Compliance with
         Operative Documents, Bruce Mansfield Trust F.

18.      Opinion addressed to IBJ, as trustee, with                           R
         respect to Irrevocable Payment Instruction,
         General Power of Attorney and Compliance with
         Operative Documents, Bruce Mansfield Trust G.

19.      Opinion addressed to IBJ, as trustee, with                           S
         respect to Irrevocable Payment Instruction,
         General Power of Attorney and Compliance with
         Operative Documents, Bruce Mansfield Trust J.

20.      Opinion addressed to IBJ, as trustee, with                           T
         respect to Irrevocable Payment Instruction,
         General Power of Attorney and Compliance with
         Operative Documents, Bruce Mansfield Trust K.

21.      Opinion addressed to IBJ, as trustee, with                           U
         respect to Irrevocable Payment Instruction,
         General Power of Attorney and Compliance with
         Operative Documents, Bruce Mansfield Trust L.

22.      Opinion addressed to IBJ, as trustee, with                           V
         respect to the defeasance and redemption of all outstanding Secured Lease Obligation

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



         Bonds.

23.      Opinion addressed to The Cleveland Electric                    W
         Illuminating Company, The Toledo Edison
         Company and The Toledo Edison Capital
         Corporation (collectively, the "CENTERIOR
         COMPANIES") [, among other addressees,] with respect to certain matters of New York law concerning the Group 1 Lessor Notes.

24.      Opinion addressed to IBJ with respect to the                   X
         issuance of Refunding Notes by Bruce
         Mansfield 1987 Trusts H and I.

25.      Opinion addressed to the Centerior Companies,                  Y
         among others, with respect to certain New
         York law matters relating to Mansfield.



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



                                    EXHIBIT C

                           FORM OF AMBAC LEGAL OPINION




Morgan Stanley & Co.
         Incorporated
Citicorp Securities, Inc.
Credit Suisse First Boston
McDonald & Company Securities, Inc.
c/o Morgan Stanley & Co.
         Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

                  This opinion has been requested of the undersigned, a Vice President and an Assistant General Counsel of AMBAC Indemnity Corporation, a Wisconsin stock insurance company ("AMBAC Indemnity"), in connection with the issuance by AMBAC Indemnity of a certain Financial Guaranty Insurance Policy and endorsement thereto, effective as of the date hereof (the "Policy"), insuring > in aggregate principal amount of the > (the "Issuer"), > (the "Obligations").

                  In connection with my opinion herein, I have examined the Policy, such statutes, documents and proceedings as I have considered necessary or appropriate under the circumstances to render the following opinion, including, without limiting the generality of the foregoing, certain statements contained in the Offering Memorandum of the Issuer dated >, relating to the Obligations (the "Offering Memorandum") under the heading "Credit Enhancement".

                  Based upon the foregoing and having regard to legal considerations I deem relevant, I am of the opinion that:

                  1. AMBAC Indemnity is a stock insurance company duly organized and validly existing under the laws of the State of Wisconsin and duly qualified to conduct an insurance business in the State of Ohio.

                  2. AMBAC Indemnity has full corporate power and authority to execute and deliver the Policy and the Policy has been duly authorized, executed and delivered by AMBAC Indemnity and constitutes a legal, valid and binding obligation of AMBAC Indemnity enforceable in accordance with its terms except to the extent that the enforceability (but

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



                           not the validity) of such obligation may be limited by any applicable bankruptcy, insolvency, liquidation, rehabilitation or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors' rights.

                  3. The execution and delivery by AMBAC Indemnity of the Policy will not, and the consummation of the transactions contemplated thereby and the satisfaction of the terms thereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation of By-Laws of AMBAC Indemnity, or any restriction contained in any contract, agreement or instrument to which AMBAC Indemnity is a party or by which it is bound or constitute a default under any of the foregoing.

                  4. Proceedings legally required for the issuance of the Policy have been taken by AMBAC Indemnity and licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legal required for the enforceability of the Policy have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Policy.

                  5. The statements contained in the Official Statement under the heading "Credit Enhancement," insofar as such statements constitute summaries of the matters referred to therein, accurately reflect and fairly present the information purported to be shown and, insofar as such statements describe AMBAC Indemnity, fairly and accurately describe AMBAC Indemnity.

                  6. The form of Policy attached hereto as Appendix I is a true and complete copy of the form of Policy.


                                       Very truly yours,


                                       >
                                       Vice President
                                       Assistant General Counsel






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